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	SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	-------------------------------------

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): July 17, 1996

	TCSI Corporation
	(Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On July 17, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

	SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: July 17, 1996

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	INDEX TO EXHIBITS

28.  Press Release, dated July 17, 1996


	TCSI Names Four New Executives in Response to Global Growth

	New Hires Bring Additional Telecom Software Experience to TCSI International Operations

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For additional information contact:
TCSI Corporation
	Investor Inquiries:
	 Leigh Salvo - (510) 649-3800
	Press Inquiries:
	 Susan Trainer - (510) 837-5503

	TCSI Names Four New Executives in Response to Global Growth

	New Hires Bring Additional Telecom Software Experience to TCSI International Operations

BERKELEY, Calif. - July 17, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the Telecom industry, announced today that it has hired four professionals to respond to the Company's international growth. To manage the expanding operations in the Pacific Rim, Sakae Murakami has been appointed project manager in the Japan office. Keith Miller joins TCSI as director of product marketing, operating out of offices in both Berkeley and England. Jim Collis and Mike McKay join TCSI's new European team as director of business development and director of engineering, respectively.

"This year, TCSI's five largest telecom customers include two North American regional carriers, one European carrier, and two service providers in the Pacific Rim. We believe the current geographic diversity of our customer base will create new opportunities for our software products and services in those markets with both existing and new customers," said Roger Strauch, president and chief executive officer. "Software licensing fees from our flagship product, Object Services Package (OSP), were up over 100 percent last year, and we believe the addition of these four seasoned professionals will better position us to take advantage of our growing marketplace."

Each individual has expertise in the Telecom industry and will work to expand the Company's global sales channels and technical base. Miller, formerly responsible for service management with the MCI/British Telecom
(BT) joint venture company, will spearhead TCSI's product management processes and help drive the Company's product portfolio as the new director of product marketing. Collis, previously with Computer Science Corporation, Tandem, and Digital, has a wide background in selling software solutions to the Telecom industry. He will serve to further advance TCSI's sales throughout the European market.

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McKay, most recently with British Telecom's ServiceView in the UK, will be responsible for leading and expanding the European technical base and establishing TCSI's new "EuroCenter" in England. Murakami, a former Arthur Andersen consultant, will oversee the growing engineering operations in Japan and the Pacific Rim.

About TCSI Corporation's Products

TCSI provides telecommunication management applications that are built upon the Company's flagship software product, Object Services Package (OSP). OSP is a highly scalable industrial-strength distributed object development and runtime environment for large, object-oriented client/server systems. Major communications corporations worldwide use OSP to design, implement, and deploy mission-critical applications for management and operations support systems. The product provides an integrated environment for deploying graphical user interfaces (X11/Motif and Windows), object services (distributed object management and CORBA), and communications gateways (SNMP, CMIP, and proprietary). OSP also provides persistent data storage in relational databases from Informix Software, Inc., Oracle Corporation, and Sybase, Inc.

TCSI Corporation

TCSI Corporation provides object-oriented software products, services, and solutions to the Telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. Based in Northern California, TCSI has offices in North America, Europe, and the Pacific Rim. The Company reported revenues of $55.4 million in 1995 and $18.5 million in the first quarter of 1996.


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